                                                                       EXHIBIT 2
                                                                       ---------


THESE WARRANTS AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THESE WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE LAW, AND NO INTEREST IN SUCH WARRANTS MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS (A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING THE SECURITIES OR (B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF THESE SECURITIES STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION AND SUCH OPINION IS IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY AND FROM COUNSEL SATISFACTORY TO THE COMPANY.

No. W-2

                            STOCK PURCHASE WARRANTS

                       TO PURCHASE SHARES OF COMMON STOCK

                            QUICKTURN SYSTEMS, INC.

400,000 WARRANTS

THIS IS TO CERTIFY that, for value received, MENTOR GRAPHICS CORPORATION, or its assigns (Holder), is entitled, at any time after February 28, 1992 and not later than 5:00 p.m., Pacific Time on February 27, 2000 (Expiration Date), subject to the provisions of these Warrants, to purchase 400,000 shares of fully paid and nonassessable shares of the Common Stock of QUICKTURN SYSTEMS, INC., a California corporation (Company), at a price of $15.00 per share (the Purchase Price Per Share) (such number of shares and the Purchase Price Per Share being subject to adjustment as provided in these Warrants), upon the surrender of this certificate (with the attached form of Election to Purchase completed and executed by the Holder) and delivery of a check payable to the Company, in the amount of the Purchase Price Per Share multiplied by the number of shares for which these Warrants are being exercised, to the Company at its principal office. Such surrender and payment are referred to as the exercise of these Warrants.

All or part of these Warrants may be assigned at any time prior to the Expiration Date. In the case of any assignment, upon request and upon surrender of this certificate to the Company at its principal office with the attached form of Assignment duly completed and executed, the Company will cause to be executed and delivered one or more certificates of like tenor evidencing in the aggregate the number of Warrants to which this certificate relates registered in the name of the person or persons entitled to such certificate upon assignment. At any time prior to the Expiration Date, upon surrender of this certificate to the Company, this certificate may be exchanged, alone or with other certificates of like tenor, for a new certificate or certificates of like tenor evidencing in the aggregate the number of Warrants, to which this Certificate and such other certificates relate, registered in the name of the Holder.

The Warrants evidenced by this certificate shall be void and of no effect and the Holder's rights shall cease after 5:00 p.m. Pacific Time on the Expiration Date.

For the purpose of these Warrants, the term "Common Stock" shall mean, subject to the provisions of subdivision 2 below, shares of the class designated as Common Stock of the Company at February 28, 1992 or shares of any class or classes resulting from any reclassification or reclassifications of such Common Stock; provided, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

The Warrants evidenced by this certificate are subject to the following additional terms and conditions:

1. In case the Company shall issue any shares of its Common Stock as a stock dividend or subdivide the number of outstanding shares of Common Stock into a greater number of shares, then, in either of such cases, the Purchase Price Per Share in effect at the time of such action shall be proportionately reduced and the number of shares of Common Stock at that time purchasable pursuant to these Warrants shall be proportionately increased; and, conversely, in the event the Company shall contract the number of outstanding shares of Common Stock by combining such shares into a smaller number of shares, then, in such case, the Purchase Price Per Share in effect at the time of such action shall be proportionately increased and the number of shares of Common Stock at that time purchasable pursuant to these Warrants shall be proportionately decreased. Any dividend paid or distributed on the Common Stock in stock of any other class of securities convertible into shares of Common Stock shall be treated as a dividend paid in Common Stock to the extent that shares of Common Stock are issuable upon the conversion.

2. In case the Company shall be recapitalized by reclassifying its outstanding Common Stock, then as a condition of such recapitalization lawful and adequate provision shall be made under which the Holder shall have the right to purchase, upon the terms and conditions specified in these Warrants, in lieu of the shares of Common Stock previously purchasable upon the exercise of these Warrants, the kind and amount of shares of stock and other securities and property receivable upon such recapitalization by the owner of the number of shares of Common Stock which the Holder might have purchased immediately prior to such recapitalization.

3. In case the Company shall consolidate or merge with or convey all or substantially all its property and assets to any other corporation or corporations, then as a condition of such consolidation, merger or conveyance, lawful and adequate provision shall be made in which the Holder shall have the right to purchase, upon the terms and conditions specified in these Warrants, in lieu of the shares of Common Stock previously purchasable upon the exercise of these Warrants, the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger or conveyance by a holder of the number of shares of Common Stock which the Holder might have purchased immediately prior to such consolidation, merger or conveyance.

4. Whenever the Purchase Price Per Share or the kind or amount of securities purchasable under these Warrants shall be adjusted pursuant to any of the provisions of this certificate, the Company shall cause to be sent to the Holder by first-class mail at his address as it appears upon the records of the Company, a certificate setting forth the adjustments in the Purchase Price Per Share and/or in said number of shares, and also setting forth in detail the facts requiring such adjustments including, without limitation, a statement of the consideration received or deemed to have been received by the Company for any additional shares of stock issued by it.

5. The holder of these Warrants shall be entitled to those registration rights set forth in Exhibit G to that certain Asset Purchase Agreement dated February 28, 1992.

6. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of these Warrants. If the exercise of these Warrants would, but for the provisions of this subdivision 6, result in the right to receive a fraction of a share of Common Stock, the Company shall, in lieu thereof, make payment in cash for such fractional interest (computed to the nearest 1/100th of a share) calculated on the basis of the last reported sales price (or bid price if there be no sale) of the Common Stock as reported (i) on any stock exchange designated by the Company on which the Common Stock may be traded, or (ii) by any reputable quotation reporting service, if the Common Stock be not traded on any stock exchange, or (iii) by any dealer in securities dealing in the Common Stock, if such quotations be not reported by any such reporting service, on the day on which the Warrants shall be exercised, or, if none is reported on such date, on the date of the last such reported sale or bid, or (iv) if there is no dealer in securities who is dealing in the Common Stock, at the last sale price of any shares of Common Stock sold by the Company.

7. These Warrants shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company, or to any other rights except the rights stated in this certificate; and no dividend or interest shall be payable or shall accrue in respect of these Warrants or the shares purchasable hereunder unless, and until, and except to the extent that, these Warrants shall be exercised.

WITNESS, the seal of the Company and the signatures of its duly authorized officers.

February 28, 1992

QUICKTURN SYSTEMS, INC.



   /s/ Phil Kaufman
By ________________________
Its President

/s/ Dennis Favero
___________________________
Its Secretary

TO QUICKTURN SYSTEMS, INC.:

                              ELECTION TO PURCHASE

The undersigned irrevocably elects to purchase shares of Common Stock issuable upon the exercise of the attached Warrants, and requests that certificates for such shares shall be issued in the name of and delivered to the address of the undersigned, at the address stated below and, if the number of shares shall not be all the shares which may be purchased pursuant to the attached Warrants, that new Warrants evidencing the right to purchase the balance of such shares be registered in the name of, and delivered to, the undersigned at the address set forth below. The undersigned agrees with and represents to the Company that the shares of the Common Stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended.

Payment enclosed in the amount of $_________.

Dated:_________

Name of holder of Warrants:__________________________
                            (please print)

              Address:_______________________________

                      _______________________________

              Signature:_____________________________

                     Its_____________________________

                                   ASSIGNMENT

For value received ____________________ sells, assigns and transfers unto ____________________ the attached Warrants, together with all right, title and interest in such Warrants, and irrevocably constitutes and appoints ____________________ attorney, to transfer the Warrants on the books of the Company, with full power of substitution in the premises.

Dated:________, 199___.


               Signature:_____________________________

                    Its:______________________________

                                   EXHIBIT E
                            QUICKTURN SYSTEMS, INC.
                      AUTHORIZED AND ISSUED CAPITAL STOCK
                             As of March ___, 1992

                           Authorized Capital Stock
                           ------------------------

                   Common Stock                  20,000,000

                   Series A Preferred Stock       3,500,000

                   Series B Preferred Stock       1,276,666

                   Series C Preferred Stock         641,000

                   Series D Preferred Stock       3,750,000


                           Outstanding Capital Stock
                          --------------------------

                   Common Stock                   1,515,844

                   Series A Preferred Stock       3,500,000

                   Series B Preferred Stock       1,276,666 (1)

                   Series C Preferred Stock         610,000 (2)

                   Series D Preferred Stock       3,560,000

---------------------
          (1) 2,159,864 shares Common Stock on an as-converted basis
          (2) 1,240,984 shares Common Stock on an as-converted basis


                             Outstanding Warrants
                             --------------------
          Underlying Security         No. of Shares   Exercise Price
          --------------------------  --------------  --------------

          Series C Preferred Stock      31,000 (1)         $5.00

---------------------
            (1) 63,066 shares Common Stock on an as-converted basis

                                   EXHIBIT F
                                   ---------

                               FINANCIAL REPORTS

     1.   Delivery of Financial Statements.  Quickturn shall deliver to Mentor
          --------------------------------
Graphics as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of Quickturn, an income statement for such fiscal year, a balance sheet of Quickturn as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and audited and certified by independent public accountants of nationally recognized standing selected by Quickturn.

     2.   Annual Budget, Inspection Rights and Observer Rights.  Quickturn
          ----------------------------------------------------
shall:

          (a) deliver to Mentor Graphics, within fifteen (15) days of the end of each month, an unaudited income statement for the month and a balance sheet for and as of the end of such month in the form provided to the Board of Directors of Quickturn, together with a letter from Quickturn's management describing in narrative form, operations and material events during the period;

          (b) deliver to Mentor Graphics, upon request and within forty-five
(45) days of the end of each fiscal quarter, a copy of a list of shareholders as of the end of such fiscal quarter, setting forth the name of each shareholder and the number and type of shares held by such shareholder;

          (c) permit Mentor Graphics, at its expense, to visit and inspect Quickturn's properties, to examine its books of account and records and to discuss Quickturn's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by Mentor Graphics; provided, however, that Quickturn shall not be obligated pursuant to this paragraph to provide access to any information which it reasonably considers to be a trade secret or similar confidential information;

          (d) provide such other information concerning Quickturn, its business, prospects, finances, employees, officers and directors, upon reasonable request.